UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6I(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240. 14a-12

Reborn Coffee, Inc.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Reborn Coffee, Inc.
580 N. Berry Street,
Brea, California 92821

SUPPLEMENT TO PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 20, 2025 at 10:00am Eastern

On October 10, 2025, Reborn Coffee, Inc. (the “Company”) filed its proxy statement for its annual meeting of stockholders to be held on November 20, 2025 (the “Proxy Statement”) with the Securities and Exchange Commission. The Company is providing this supplement (this “Supplement”) solely to correct a typographical error in the form of proxy included with the Proxy Statement (the “Proxy Card”). Due to an administrative error, Proposal No. 2 on the Proxy Card referred to the Company’s prior auditor who was dismissed on May 7, 2024. The corrected Proxy Card with the correct auditor, BCRG Group, is presented on the following page of this Supplement. The Proxy Statement itself and the link for voting by internet each contain reference to the correct auditor. All other information contained in the Proxy Statement and Proxy Card is correct and no other changes have been made to the Proxy Statement or the Proxy Card.

This Supplement should be read in conjunction with the Proxy Statement, and other than the revisions described above, this supplement does not modify any information in the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

SCAN TO
VIEW MATERIALS & VOTE

REBORN COFFEE, INC.
580 N. BERRY STREET
BREA, CA 92821

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80987-P39517 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REBORN COFFEE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect all seven (7) directors each to hold office until the 2026 annual meeting of stockholders or until their respective successors have been duly elected or appointed and qualify.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Farooq M. Arjomand
02) Jay Kim
03) Dennis R. Egidi
04) Jung Jae Lim
05) Andy Nasim
06) Mi Young Jeong
07) Alex Guo

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of BCRG Group as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. To approve the adjournment of the meeting to a later date or dates, if necessary or appropriate, to vote of permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the above proposals.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V80988 - P39517 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and the Company's Annual Report on Form 10 - K are available at www.proxyvote.com. REBORN COFFEE, INC. ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 20, 2025 10:00 AM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Jay Kim, Stephan Kim and William Kim, as proxies, with the power to appoint their substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of REBORN COFFEE, INC . that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10 : 00 a . m . Eastern Time on November 20 , 2025 , at the offices of Pryor Cashman LLP, located at 7 Times Square, New York, New York 10036 , and any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations . Continued and to be signed on reverse side